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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            --------------------
                               SCHEDULE 14D-1
             TENDER OFFER STATEMENT PURSUANT TO SECTION 14(d)(1)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
                                     AND
                                SCHEDULE 13D*
                             (AMENDMENT NO. 42)
                  UNDER THE SECURITIES EXCHANGE ACT OF 1934

               GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC.
                          (NAME OF SUBJECT COMPANY)
                               GAMI MERGER CO.
          EQUITY HOLDINGS LIMITED, AN ILLINOIS LIMITED PARTNERSHIP
                                  (BIDDERS)
                   COMMON STOCK, PAR VALUE $.01 PER SHARE
                       (TITLE OF CLASS OF SECURITIES)
                                  389893207
                    (CUSIP NUMBER OF CLASS OF SECURITIES)

                               SHELI Z. ROSENBERG
                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606
                                 (312) 454-0100

      (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSONS AUTHORIZED TO RECEIVE
              NOTICES AND COMMUNICATIONS ON BEHALF OF THE BIDDER)
                                WITH COPIES TO:


 JAMES J. JUNEWICZ, ESQ.                        DONALD J. LIEBENTRITT, ESQ.
   MAYER, BROWN & PLATT                        ROSENBERG & LIEBENTRITT, P.C.
 190 SOUTH LASALLE STREET                 TWO NORTH RIVERSIDE PLAZA, SUITE 1515
 CHICAGO, ILLINOIS  60603                         CHICAGO, ILLINOIS 60606
      (312) 782-0600                                   (312) 466-3456

                           CALCULATION OF FILING FEE

==================================================================================================================================
                    TRANSACTION                                                                       AMOUNT OF
                    VALUATION(1)                                                                      FILING FEE
                    ----------                                                                        ----------
                    $55,575,350     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $11,115
==================================================================================================================================

(1)    FOR PURPOSES OF CALCULATING THE FILING FEE ONLY.  THIS AMOUNT ASSUMES
       THE PURCHASE OF 1,111,507 SHARES OF COMMON STOCK AT $50.00 IN CASH PER SHARE. THE AMOUNT OF THE FILING FEE, CALCULATED IN ACCORDANCE WITH REGULATION 240.0-11 OF THE SECURITIES EXCHANGE ACT OF 1934, EQUALS
       1/50TH OF ONE PERCENTUM OF THE VALUE OF THE SHARES TO BE PURCHASED.
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET BY RULE 0-11(a)(2) AND IDENTIFY THE FILING WITH WHICH THE OFFSETTING FEE WAS PREVIOUSLY PAID. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE
FORM OR REGISTRATION NO.:  NOT APPLICABLE
FILING PARTY:  NOT APPLICABLE
DATE FILED: NOT APPLICABLE
* THIS STATEMENT ALSO CONSTITUTES AMENDMENT NO. 42 TO SCHEDULE 13D OF EQUITY HOLDINGS LIMITED, AN ILLINOIS LIMITED PARTNERSHIP WITH RESPECT TO THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF GREAT AMERICAN MANAGEMENT AND INVESTMENT, INC. OWNED BY IT.
================================================================================

 CUSIP NO.:  389893207
 ---------------------------------------------------------------------------------------------------------------
 1      NAMES OF REPORTING PERSONS
        S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

        EQUITY HOLDINGS LIMITED, AN ILLINOIS LIMITED PARTNERSHIP
        36-3619700
 ---------------------------------------------------------------------------------------------------------------
 2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                                     (A)       [x]

                                                                                             (B)       [ ]
 ---------------------------------------------------------------------------------------------------------------
 3      SEC USE ONLY

 ---------------------------------------------------------------------------------------------------------------
 4      SOURCE OF FUNDS

        SC, WC
 ---------------------------------------------------------------------------------------------------------------
 5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
        ITEM 2(a) OR 2(b)                                                                              [ ]

 ---------------------------------------------------------------------------------------------------------------
 6      CITIZENSHIP OR PLACE OF ORGANIZATION

        STATE OF ILLINOIS
 ---------------------------------------------------------------------------------------------------------------
 7      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        8,082,744 Shares
 ---------------------------------------------------------------------------------------------------------------
 8      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES

                                                                                                       [ ]
 ---------------------------------------------------------------------------------------------------------------
 9      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)

        87.9%
 ---------------------------------------------------------------------------------------------------------------
 10     TYPE OF REPORTING PERSON

        PN


 CUSIP NO.:  389893207
 ---------------------------------------------------------------------------------------------------------------
 1      NAMES OF REPORTING PERSONS
        S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

        GAMI MERGER CO.
        (APPLIED FOR)
 ---------------------------------------------------------------------------------------------------------------
 2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                    (A)    [x]

                                                                            (B)    [ ]
 ---------------------------------------------------------------------------------------------------------------
 3      SEC USE ONLY

 ---------------------------------------------------------------------------------------------------------------
 4      SOURCE OF FUNDS

        SC, AF
 ---------------------------------------------------------------------------------------------------------------
 5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
        ITEM 2(a) OR 2(b)                                                                              [ ]

 ---------------------------------------------------------------------------------------------------------------
 6      CITIZENSHIP OR PLACE OF ORGANIZATION

        STATE OF DELAWARE
 ---------------------------------------------------------------------------------------------------------------
 7      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        8,082,744 Shares
 ---------------------------------------------------------------------------------------------------------------
 8      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES

                                                                                                       [ ]
 ---------------------------------------------------------------------------------------------------------------
 9      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)

        87.9%
 ---------------------------------------------------------------------------------------------------------------
 10     TYPE OF REPORTING PERSON

        CO


                                  INTRODUCTION

       This Tender Offer Statement on Schedule 14D-1 (the "Statement") relates to a tender offer by GAMI Merger Co., a Delaware corporation (the "Purchaser"), wholly owned by Equity Holdings Limited, an Illinois Limited Partnership ("Equity Holdings"), to purchase any and all shares of common stock, par value $.01 per share (the "Shares"), of Great American Management and Investment, Inc. a Delaware corporation (the "Company"). The offer is being made at a price of $50.00 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase of the Purchaser dated March 29, 1996 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), copies of which are filed as Exhibits (a)(1) and (a)(2) hereto, respectively. This Statement is being filed by the Purchaser and Equity Holdings.

       The Purchaser is making the Offer for the purpose of acquiring more than 90 percent of the outstanding Shares and then consummating a "short-form merger" under Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to which the Purchaser will be merged into the Company (the "Merger" and, together with the Offer, the "Transaction"). The Director of the Purchaser has approved the consummation of the Merger for the same price per Share as paid in the Offer, subject to certain conditions, including ownership of 90 percent of the outstanding Shares. Once the Purchaser acquires at least 90 percent of Shares, the Purchaser will have a sufficient number of Shares to effect the Merger without (i) any action whatsoever by the Board of Directors of the Company or (ii) the affirmative vote of any other Stockholder as permitted by Section 253 of the DGCL.
Assuming the Purchaser acquires at least 90 percent of the Shares, the Purchaser intends to consummate the Merger immediately after consummation of the Offer.

       As a result of the Merger, the Purchaser will cease to exist and the Company will continue as the surviving corporation (the "Surviving Corporation"), with Equity Holdings as its sole Stockholder. In the Merger, each Share outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than Shares held in the Company's treasury, by any subsidiary of the Company or by the Purchaser and other than Shares held by Stockholders who have properly exercised appraisal rights with respect thereto (the "Dissenting Shares") in accordance with Section 262 of the DGCL) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive $50.00 in cash, or any higher price per Share paid in the Offer (the "Merger Price"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate or certificates formerly representing such Shares.

       The Purchaser and Equity Holdings are concurrently filing a Rule 13e-3 Transaction Statement (the "Rule 13e-3 Statement") with the Securities and Exchange Commission. The information set forth in the Rule 13e-3 Statement, which is attached hereto as Exhibit (g)(1), including all exhibits thereto, is hereby expressly incorporated herein by reference.


ITEM 1.    SECURITY AND SUBJECT COMPANY.

         (a) The name of the issuer of the class of equity security which this statement relates is Great American Management and Investment, Inc., a Delaware corporation (the "Company"), and the address of its principal executive offices is Two North Riverside Plaza, Chicago, Illinois 60606.

         (b) The information set forth in the Offer to Purchase under "INTRODUCTION" is incorporated herein by reference.

         (c) The information set forth in the Offer to Purchase under "THE OFFER--Section 5. Price Range of Shares" is incorporated herein by reference.

ITEM 2.  IDENTITY AND BACKGROUND.

         (a)--(d) and (g) This Statement is being filed by Equity Holdings and the Purchaser. The information set forth in the Offer to Purchase under "INTRODUCTION" and "THE OFFER--Section 8. Certain Information Concerning the Equity Holdings and Purchaser" is incorporated herein by reference. The names, business addresses, present principal occupations or employment of the directors and executive officers of the Purchaser are set forth in Schedule I to the Offer to Purchase and are incorporated herein by reference. The names, business addresses, present principal occupations or employment of the general partners of Equity Holdings and the trustees of such general partners is set forth in Schedule I to the Offer to Purchase and is incorporated herein by reference. All of the persons listed in Schedule I of the Offer to Purchase are citizens of the United States of America.

         (e)--(f) During the last five years, neither the Purchaser nor Equity Holdings nor, to the best of their knowledge, any of the executive officers or directors of the Purchaser or the trustees of the general partners of

Equity Holdings (i) have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) was party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws of finding any violation of such laws.

ITEM 3.  PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE SUBJECT COMPANY.

         (a)--(b) The information set forth in the Offer to Purchase under "INTRODUCTION," "SPECIAL FACTORS--Past Contacts and Transactions Between Equity Holdings and the Company," "SPECIAL FACTORS--Certain Shares Expected to be Tendered," "SPECIAL FACTORS--Interests of Certain Persons in the Transaction," "SPECIAL FACTORS--Contracts, Transactions and Arrangements Concerning the Shares," "SPECIAL FACTORS--The Merger," and "THE OFFER--Section 8. Certain Information Concerning Equity Holdings and the Purchaser" is incorporated herein by reference.

ITEM 4.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

         (a) The information set forth in the Offer to Purchase under "THE OFFER--Section 9. Source and Amount of Funds" is incorporated herein by reference.

         (b)     Not applicable.

         (c)     Not applicable.

ITEM 5.  PURPOSE OF THE TENDER OFFER AND PLANS OR PROPOSALS OF THE BIDDER.

         (a)--(g) The information set forth in the Offer to Purchase under "INTRODUCTION," "SPECIAL FACTORS--Purpose and Structure of the Transaction," "SPECIAL FACTORS--Certain Effects of the Transaction," "SPECIAL FACTORS--Plans for the Company After the Transaction," "SPECIAL FACTORS--Interests of Certain Persons in the Transaction," "SPECIAL FACTORS--Contracts, Transactions and Arrangements Concerning the Shares," "SPECIAL FACTORS--The Merger," "THE OFFER--Section 6. Effect of the Offer on the Market for Shares; Exchange Act Registration," "THE OFFER--Section 7. Certain Information Concerning the Company" and "THE OFFER--Section 10. Dividends and Distributions" is incorporated herein by reference.

ITEM 6.  INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

         (a)--(b) The information set forth in the Offer to Purchase under "INTRODUCTION," "SPECIAL FACTORS--Interests of Certain Persons in the Transaction," "SPECIAL FACTORS--Contracts, Transactions and Arrangements Concerning the Shares," "THE OFFER--Section 8. Certain Information Concerning Equity Holdings and the Purchaser" and in Schedule I is incorporated herein by reference.

ITEM 7. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO THE SUBJECT COMPANY'S SECURITIES.

         The information set forth in the Offer to Purchase under "INTRODUCTION," "SPECIAL FACTORS--Interests of Certain Persons in the Transaction," "SPECIAL FACTORS--Contracts, Transactions and Arrangements Concerning the Shares," "SPECIAL FACTORS--Certain Shares Expected to be Tendered," "SPECIAL FACTORS--The Merger," "SPECIAL FACTORS--Certain Effects of the Transaction," "SPECIAL FACTORS--Plans for the Company After the Transaction," and "THE OFFER--Section 8. Certain Information Concerning Equity Holdings and the Purchaser" is incorporated herein by reference.

ITEM 8.  PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

         The information set forth in the Offer to Purchase under "INTRODUCTION" and "THE OFFER--Section 13. Certain Fees and Expenses; Utilization of Company Employees" is incorporated herein by reference.

ITEM 9.  FINANCIAL STATEMENTS OF CERTAIN BIDDERS.

         Not material.

ITEM 10.  ADDITIONAL INFORMATION.

         Additional information concerning the Transaction is set forth in the Offer to Purchase and the related Letter of Transmittal and is incorporated herein by reference.

ITEM 11.  MATERIAL TO BE FILED AS EXHIBITS.

(a) . . . . . . . . .     Exhibit (a)(1).    Offer to Purchase, dated March 29, 1996
                          Exhibit (a)(2).    Letter of Transmittal
                          Exhibit (a)(3).    Letter, dated March 29, 1996, from Georgeson & Company Inc. to brokers, dealers, commercial banks, trust companies and other nominees
                          Exhibit (a)(4).    Letter to Clients of brokers, dealers, banks, trust companies and other nominees
                          Exhibit (a)(5).    Notice of Guaranteed Delivery
                          Exhibit (a)(6).    Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
                          Exhibit (a)(7).    Form of Newspaper Advertisement
(b) . . . . . . . . .     Not applicable.
(c) . . . . . . . . .     Exhibit (c)(1).    Pledge Agreement between Equity Holdings Limited, an Illinois Limited Partnership,
                                             Riverside Partners, an Illinois limited partnership, and Citibank, N.A., dated as of
                                             February 16, 1994
                          Exhibit (c)(2).    Pledge Agreement between Equity Holdings Limited, an Illinois Limited Partnership and
                                             Continental Bank N.A., dated as of January 31, 1989
                          Exhibit (c)(3).    Pledge Agreement between Equity Holdings Limited, an Illinois Limited Partnership and
                                             First Bank National Association, dated as of May 12, 1994
                          Exhibit (c)(4).    Stock Pledge Agreement between Equity Holdings Limited, an Illinois Limited
                                             Partnership and The First National Bank of Boston, dated as of December 15, 1993
                          Exhibit (c)(5).    Pledge and Security Agreement between Equity Holdings Limited, an Illinois Limited
                                             Partnership and NationsBank of North Carolina, N.A., dated as of October 25, 1994
                          Exhibit (c)(6).    Pledge Agreement between Equity Holdings Limited, an Illinois Limited Partnership and
                                             Chemical Bank
                          Exhibit (c)(7).    Pledge Agreement between Equity Holdings Limited, an Illinois Limited Partnership and
                                             LaSalle National Bank
                          Exhibit (c)(8).    Pledge Agreement between Equity Holdings Limited, an Illinois Limited Partnership and
                                             Wells Fargo Realty Advisors Funding, Incorporated
(d) . . . . . . . . .     Not applicable.
(e) . . . . . . . . .     Not applicable.
(f) . . . . . . . . .     Not applicable.


(g) . . . . . . . . .     Exhibit (g)(1)     Rule 13e-3 Transaction Statement, filed with the Securities and Exchange Commission on March 29, 1996, by GAMI Merger Co. and Equity Holdings Limited, an Illinois Limited
                                             Partnership
                          Exhibit (g)(2)     Agreement of Joint Filing between Equity Holdings Limited, an Illinois Limited
                                             Partnership and GAMI Merger Co., dated March 29, 1996

                                   SIGNATURE


         After due inquiry and to the best of its knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.


Dated:  March 29, 1996             GAMI MERGER CO.


                                   By /S/ SHELI Z. ROSENBERG
                                      -------------------------------------
                                     Name:      Sheli Z. Rosenberg
                                     Title:     Vice President


                                   EQUITY HOLDINGS LIMITED, AN ILLINOIS
                                     LIMITED PARTNERSHIP


                                   By /S/ SHELI Z. ROSENBERG
                                      -------------------------------------
                                     Name:      Sheli Z. Rosenberg
                                     Title:     Co-Trustee of General Partner

                                 EXHIBIT INDEX



EXHIBIT NO.                                        DESCRIPTION
-----------                                        -----------

99.(a)(1)  . . . . . . . . .      Offer to Purchase, dated March 29, 1996
99.(a)(2)  . . . . . . . . .      Letter of Transmittal
99.(a)(3)  . . . . . . . . .      Letter, dated March 29, 1996, from Georgeson &
                                  Company Inc. to brokers, dealers, commercial
                                  banks, trust companies and other nominees
99.(a)(4)  . . . . . . . . .      Form of Letter to Clients of brokers, dealers,
                                  banks, trust companies and other nominees
99.(a)(5)  . . . . . . . . .      Notice of Guaranteed Delivery
99.(a)(6)  . . . . . . . . .      Guidelines for Certification of Taxpayer
                                  Identification Number on Substitute Form W-9
99.(a)(7)  . . . . . . . . .      Form of Newspaper Advertisement
99.(c)(1)  . . . . . . . . .      Pledge Agreement between Equity Holdings Limited,
                                  an Illinois Limited Partnership, Riverside Partners,
                                  an Illinois limited partnership, and Citibank,
                                  N.A. dated as of February 16, 1994
99.(c)(2)  . . . . . . . . .      Pledge Agreement between Equity Holdings Limited,
                                  an Illinois Limited Partnership and Continental
                                  Bank N.A., dated as of January 31, 1989
99.(c)(3)  . . . . . . . . .      Pledge Agreement between Equity Holdings Limited,
                                  an Illinois Limited Partnership and First Bank
                                  National Association, dated as of May 12, 1994
99.(c)(4)  . . . . . . . . .      Stock Pledge Agreement between Equity Holdings Limited,
                                  an Illinois Limited Partnership and The First National
                                  Bank of Boston, dated as of December 15, 1993
99.(c)(5)  . . . . . . . . .      Pledge and Security Agreement between Equity Holdings
                                  Limited, an Illinois Limited Partnership and NationsBank
                                  of North Carolina, N.A., dated as of October 25, 1994
99.(c)(6)  . . . . . . . . .      Pledge Agreement between Equity Holdings Limited,
                                  an Illinois Limited Partnership and Chemical Bank
99.(c)(7)  . . . . . . . . .      Pledge Agreement between Equity Holdings Limited,
                                  an Illinois Limited Partnership and LaSalle National
                                  Bank
99.(c)(8)  . . . . . . . . .      Pledge Agreement between Equity Holdings Limited,
                                  an Illinois Limited Partnership and Wells Fargo
                                  Realty Advisors Funding, Incorporated
99.(g)(1)  . . . . . . . . .      Rule 13e-3 Transaction Statement, filed
                                  with the Securities and Exchange Commission on
                                  March 29, 1996, by GAMI Merger Co.
                                  and Equity Holdings Limited, an Illinois Limited
                                  Partnership
99.(g)(2)  . . . . . . . . .      Agreement of Joint Filing between Equity Holdings
                                  Limited, an Illinois Limited Partnership and GAMI
                                  Merger Co., dated March 29, 1996
